AMENDMENT TO
OUTPERFORMANCE AWARD AGREEMENTS

This Amendment to Outperformance Award Agreements (the “Amendment”) is made and entered into as of May 24, 2018 (the “Effective Date”) by and between __________ (the “Participant”) and Hudson Pacific Properties, Inc. (the “Company”). As of the Effective Date, the Amendment will be made a part of the 2018 Outperformance Award Agreement (the “Outperformance Award Agreement”) between the Participant and the Company evidencing an outstanding 2018 outperformance award (the “Outperformance Award”) held by the Participant under the Company’s Amended and Restated 2010 Incentive Award Plan (the “Plan”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the applicable Outperformance Award Agreement.

RECITALS

WHEREAS, the parties previously entered into the Outperformance Award Agreements; and
WHEREAS, the parties desire to amend the Outperformance Award Agreements as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree to amend the Outperformance Award Agreements as follows:
AMENDMENT

1.The definition of “Aggregate Baseline Capitalization Value” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Aggregate Baseline Capitalization Value” means, as of any given date, the sum of the Per Share Baseline Capitalization Value determined for all Shares that are or were outstanding during the Performance Period through such date. For the avoidance of doubt, the Per Share Baseline Capitalization Value of any Shares that are redeemed or repurchased during the Performance Period prior to such date shall be calculated as a negative number.

2.The definition of “Determination Date Per Share Value” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Determination Date Per Share Value” means the Common Stock’s highest consecutive ten (10) trading-day average market closing price over the one hundred twenty (120)-day period ending on (and including) the Determination Date.

3.The definition of “Per Share Absolute TSR Threshold” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Per Share Absolute TSR Threshold” means, as of any given date, with respect to each Share that is or was outstanding during the Performance Period, an amount equal to the product obtained by multiplying (i) the Per Share Baseline Capitalization Value for such Share, times (ii) the sum of (A) one (1) plus (B) the product of 0.27 times (X /[1,096][1,095]), where “X” equals the number of days in the Performance Period (including the date of measurement) during which such Share has been (or was, as applicable), outstanding.

4.The definition of “Per Share Baseline Capitalization Value” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Per Share Baseline Capitalization Value” means, as of any given date, (i) with respect to each Share that is issued and outstanding as of the Grant Start Date, the Initial Per Share Value, (ii) with respect to each Share that is first issued or sold and becomes outstanding during the Performance Period (if any), the Fair Market Value of the

Common Stock on the date on which such Share is issued or sold and becomes outstanding or (iii) notwithstanding anything to the contrary in the foregoing, with respect to each Share that was repurchased or redeemed by the Company and which ceased to be outstanding during the Performance Period, the Initial Per Share Value.

5.The definition of “Per Share Market Capitalization” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Per Share Market Capitalization” means, as of any given date, with respect to each Share outstanding on such date, the Common Stock’s highest consecutive ten (10) trading-day average market closing price over the one hundred twenty (120)-day period ending on (and including) such date, provided, however, that notwithstanding the foregoing, for purposes of determining Per Share Market Capitalization when calculating the Final Bonus Pool (and all components thereof) in connection with a Change in Control (other than a Non-Transactional Change in Control), the Transaction Price shall be used for the Shares which are outstanding on such date in lieu of the Common Stock’s highest consecutive ten (10) trading-day average market closing price over the one hundred twenty (120)-day period ending on (and including) the date of the consummation of such Change in Control.

6.The definition of “Relative TSR Component” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Relative TSR Component” means, as of any given date, a dollar amount equal to the product obtained by multiplying (i) a percentage equal to the difference obtained by subtracting (A) the Relative TSR Percentage as of such date minus (B) the Index Return Percentage as of such date, times (ii) the Aggregate Baseline Capitalization Value as of such date, times (iii) three percent (3%), provided, however, that in no event shall the Relative TSR Component exceed [seventeen million five hundred thousand dollars ($17,500,000)][twenty million dollars ($20,000,000)] under any circumstances; and provided, further, that if, as of such date, the difference obtained by subtracting the Index Return Percentage minus the Relative TSR Percentage equals an amount, expressed as a percentage, that is greater than the product obtained by multiplying (a) nine percent (9%) times (b) (X / [1,096][1,095]) where “X” equals the number of days elapsed in the Performance Period as of such date, the Relative TSR Component shall instead equal the Relative TSR Underperformance Component as of such date. In addition, notwithstanding the foregoing, if, on the date with respect to which the Relative TSR Component is being measured, the Relative TSR Component does not equal the Relative TSR Underperformance Component, but the Aggregate Market Capitalization as of such date exceeds the Aggregate Baseline Capitalization Value on such date by less than the percentage obtained by multiplying (A) twenty-one percent (21%) times (B) (X / [1,096][1,095]) where “X” equals the number of days elapsed in the Performance Period as of such date, then the Relative TSR Component determined in accordance with the immediately preceding sentence shall be reduced (but not below zero) for purposes of such measurement by multiplying the Relative TSR Component determined in accordance with the preceding sentence by a fraction, (I) the numerator of which equals the product of 100 times the difference obtained by subtracting (A) the ratio of the Aggregate Market Capitalization as of such date to the Aggregate Baseline Capitalization Value on such date, minus (B) one (1), and (II) the denominator of which equals the product of (A) twenty-one (21) times (B) (X / [1,096][1,095]) where “X” equals the number of days elapsed in the Performance Period as of such date.
7.The definition of “Relative TSR Component” contained in the 2018 Outperformance Award Agreement shall be amended by deleting such definition in its entirety and replacing it with the following:

“Relative TSR Component” means, as of any given date, a dollar amount equal to the product obtained by multiplying (i) a percentage equal to the difference obtained by subtracting (A) the Relative TSR Percentage as of such date minus (B) the Index Return Percentage as of such date, times (ii) the Aggregate Baseline Capitalization Value as of such date, times (iii) three percent (3%), provided, however, that in no event shall the Relative TSR Component exceed twenty-five million dollars ($25,000,000) under any circumstances; and provided, further, that if, as of such date, the difference obtained by subtracting the Index Return Percentage minus the Relative TSR Percentage equals an amount, expressed as a percentage, that is greater than the product obtained by multiplying (a) nine percent (9%) times (b) (X / 1,096) where “X” equals the number of days elapsed in the Performance Period as of such date, the Relative TSR Component shall instead equal the Relative TSR Underperformance Component as of such date. In addition, notwithstanding the foregoing, if, on the date with respect to which the Relative TSR Component is being measured, the Relative TSR Component does not equal the Relative TSR Underperformance Component, but the Aggregate Market Capitalization as of such date exceeds the Aggregate Baseline Capitalization Value on such date by less than the percentage obtained by multiplying (A) twenty-one percent (21%) times (B) (X / 1,096) where “X” equals the number of days elapsed in the Performance Period as of such date, then the Relative TSR Component determined in accordance with the immediately preceding sentence shall be reduced for purposes of such measurement by multiplying the Relative TSR Component determined in accordance with the preceding sentence by the Relative TSR Component Adjustment Factor.

8.The definition of “Relative TSR Percentage” contained in the 2016 and 2017 Outperformance Award Agreements shall be amended by deleting such definition in its entirety and replacing it with the following:

“Relative TSR Percentage” means, as of any given date, the result, expressed as a percentage, determined by subtracting (i) the quotient obtained by dividing (A) the Aggregate Market Capitalization as of such date, by (B) the Aggregate Baseline Capitalization Value as of such date, minus (ii) one.

9.The definition of “Relative TSR Percentage” contained in the 2018 Outperformance Award Agreement shall be amended by deleting such definition in its entirety and replacing it with the following:

“Relative TSR Percentage” means, as of any given date, the result, expressed as a percentage, determined by subtracting (i) the quotient obtained by dividing (A) the Aggregate Market Capitalization as of such date, by (B) the Aggregate Baseline Capitalization Value as of such date, minus (ii) one (1), provided, however, that if the Aggregate Baseline Capitalization Value equals or exceeds the Aggregate Market Capitalization on such date, then for purposes of the Relative TSR Sliding Scale Calculation the Relative TSR Percentage as of such date shall equal zero.

10.Section 3.1 of the 2016 “REIT Shares” Outperformance Award Agreement shall be amended by deleting such Section in its entirety and replacing it with the following:

“Tax Withholding. The Company and its Affiliates shall be entitled to require a cash payment (or other form of payment determined in accordance with Section 11.2 of the Plan) by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to the grant, vesting and/or payment of the Award. In satisfaction of the foregoing requirement with respect to the vesting or payment of the Award, unless otherwise determined by the Administrator, the Company or its Affiliates shall withhold Shares otherwise issuable under the Award having a fair market value equal to the sums required to be withheld by federal, state and/or local tax law. The number of Shares which shall be so withheld shall be limited to the number of Shares which have a fair market value on the date of withholding no greater than the aggregate amount of such liabilities based on the maximum statutory withholding rates in the applicable jurisdictions for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such taxable income. The Company shall have no obligation to make any payment in any form under this Agreement unless and until such tax obligations have been satisfied. To the extent that any Federal Insurance Contributions Act tax withholding obligations arise in connection with the Award prior to the Determination Date, the Administrator shall accelerate the payment of a portion of the Award Value sufficient to satisfy (but not in excess of) such tax withholding obligations and any tax withholding obligations associated with any such accelerated payment, and the Administrator shall withhold such amounts in satisfaction of such withholding obligations. Any amounts accelerated and withheld in accordance with the preceding sentence shall reduce the Participant’s Award Value on the Determination Date on a dollar-for-dollar basis.”

11.    As of the Effective Date, this Amendment amends each Outperformance Award Agreement covering the Participant’s Outperformance Awards and shall be and is hereby incorporated in and forms a part of each such Outperformance Award Agreement.

12.    Except as expressly provided herein, all terms and conditions of the Outperformance Award Agreement(s) shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

HUDSON PACIFIC PROPERTIES, INC.

By:________________________________
Victor J. Coleman
Chief Executive Officer

PARTICIPANT

_____________________________________
[NAME]